EXHIBIT 10
                         PLEDGE AGREEMENT


In consideration of advances, loans, extension of credit,
renewals, acquisition of notes and other instruments for payment of money and any security documents relative thereto or security agreements, conditional contracts of sale, chattel mortgages, leases and other liens or security instruments or an interest or participation therein, due or to become due, heretofore made to or for account of JOSEPH MURPHY (hereinafter the "Pledgor") and/or now or hereafter to be made directly, or indirectly, to or for the
account of or from Pledgor by [                              ]
(hereinafter called "Bank") and/or the granting to or for the account of Pledgor of such extensions, forbearances, releases of collateral or other relinquishments of legal rights and/or extending any other financial accommodation or benefit to Pledgor, as Bank may deem advisable (the "Indebtedness"), the Pledgor hereby absolutely and unconditionally pledges and delivers to the Bank and grants to the Bank a security interest in the securities set forth in Schedule A annexed hereto and any substitutions or replacements and dividends thereof (hereinafter the "Pledged Securities").

    1. The Pledgor hereby irrevocably appoints the Bank as his attorney to arrange for the transfer of the Pledged Securities into the name of the Bank's nominee and/or to place a stop transfer notice on the Pledged Securities with any transfer agent, issuer, registry or depository including but not limited to the Depository Trust Company and/or Security Information Center.

    2. The Pledgor hereby expressly authorizes the Bank from time to time to accept from Pledgor additional marketable securities which shall be deemed Pledged Securities and to record the additions and deletions of the Pledged Securities on Schedule A. In the event of any discrepancies between Schedule A and the records of the Pledgor, Schedule A shall be controlling and conclusive.

    3. The Pledgor warrants and represents that (a) the Pledgor is the owner of the Pledged Securities, (b) the Pledged Securities are not subject to any claim secured or unsecured or any liens (c) there are no restrictions upon the transfer of the Pledged Securities, (d) the Pledgor has the right to pledge and transfer the Pledged Securities free of any encumbrances and without obtaining the consent of any other party.

    4. During the term of this pledge and so long as the Pledgor is not in default as set fourth in paragraph 5 all proceeds and other amounts in cash received by the Bank (hereinafter "payments") as a result of its ownership of the Pledged Securities shall be credited to the Pledgor's account with the Bank. In the event of a default as set forth in paragraph 5, the payments shall be applied by the Bank in reduction of the Indebtedness pursuant to paragraph 5.

    5. In the event that the Pledgor shall default in the performance of any of the terms of this agreement, or any other agreement, note or guaranty in favor of the Bank, the Bank shall have the rights and remedies provided under the Uniform Commercial Code in force in the State of New York and in this connection, the Bank may, upon five (5) day's notice to the Pledgor and without liability for any diminution in price which may have occurred, sell all or part of the Pledged Securities in such manner and for such price as the Bank may determine. At any bona fide public or private sale the Bank shall be free to purchase all or any part of the Pledged Securities. Out of the proceeds of any such sale the Bank may retain an amount equal to the principal and interest then due on the Indebtedness, plus the amount of costs and expenses related to the sale, and shall pay any balance of such proceeds to the Pledgor. In the event that the proceeds of any sale are insufficient to repay in full the principal and interest of the Indebtedness plus the costs and expenses related to the sale, the Pledgor shall remain liable to the Bank for any deficiency.

    6. The rights, obligations and remedies hereunder are cumulative and in addition to those rights, obligations and remedies set forth in any other agreement, instrument or document between the Pledgor and the Bank.

    IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the ___ day of January, 2000.



                                  s/Joseph L. Murphy
                                       JOSEPH L. MURPHY


                                          (Address)


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STATE OF           )
                   : ss.:
COUNTY OF          )



    On the ___ day of _____________, 2000 before me personally came Joseph Murphy to me known, who being by me duly sworn, did depose and say that he resides at ______________________________
__________________; that he is the individual described in and who executed the above Pledge Agreement; and that he signed his name thereto.






                              Notary Public

                          SCHEDULE A




SECURITIES                                    NO. OF SHARES


JLM Couture, Inc.  Certificate No.6126           83,331

JLM Couture, Inc.  Certificate No.6129           35,000

































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